Exhibit 10.2

AMENDED AND RESTATED IROKO PHARMACEUTICALS INC. 2012 SHARE OPTION PLAN

AMENDED AND RESTATED

IROKO PHARMACEUTICALS INC.

2012 SHARE OPTION PLAN

ARTICLE I

GENERAL PROVISIONS

1.1 Purpose of the Plan

This 2012 Share Option Plan is intended to promote the interests of Iroko Pharmaceuticals Inc., a company incorporated under the laws of the British Virgin Islands, by providing eligible persons in the Company’s employ or service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to continue in such employ or service.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

1.2 Structure of the Plan

(a) The Plan shall be divided into two (2) separate equity programs:

(i) the Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase ordinary shares of, and

(ii) the Share Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued ordinary shares directly, either through the immediate purchase of such shares or as a bonus for services rendered the Company (or any Parent or Subsidiary) or pursuant to restricted share units or other share right awards which vest upon the completion of designated service periods or the attainment of pre-established performance milestones.

(b) The provisions of Articles One and Four shall apply to both equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

1.3 Administration of the Plan

(a) The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

(b) The Plan Administrator shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options or share issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any option grant or share issuance thereunder.

1.4 Eligibility

(a) The persons eligible to participate in the Plan are as follows:

(i) Employees,

(ii) non-Employee members of the Board or the non-Employee members of the board of directors of any Parent or Subsidiary; provided that all option grants to such persons shall be approved by the Board, and

(iii) consultants and other independent advisors who provide services to the Company (or any Parent or Subsidiary).

(b) The Plan Administrator shall have full authority to determine, (i) with respect to the grants made under the Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding, and (ii) with respect to share issuances or other share-based awards under the Share Issuance Program, which eligible persons are to receive such issuances or awards, the time or times when those issuances or awards are to be made, the number of shares subject to each such issuance or award, the applicable vesting schedule and the cash consideration (if any) to be paid by the Participant for such shares.

(c) The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Option Grant Program or to effect share issuances in accordance with the Share Issuance Program.

1.5 Shares Subject to the Plan

(a) The shares issuable under the Plan shall be authorized but unissued Plan Shares. The maximum number of Plan Shares which may be issued over the term of the Plan shall not exceed 1,000,000 shares.

(b) Plan Shares subject to outstanding options, restricted share units or share right awards shall be available for subsequent issuance under the Plan to the extent (i) those options, units or awards expire, terminate or are cancelled for any reason prior to the issuance of the underlying Plan Shares or (ii) such options are cancelled in accordance with the cancellation-regrant provisions of Article II. Unvested shares issued under the Plan and subsequently repurchased by the Company, at a price per share not greater than the option exercise or direct issue price paid per share, pursuant to the Company repurchase rights under the Plan shall be added back to the number of Ordinary Share reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct share issuances under the Plan.

(c) In the event of any of the following transactions affecting the outstanding Ordinary Shares as a class without the Company’s receipt of consideration: any share split, share dividend, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), recapitalization, combination of shares, exchange of shares or other similar transaction affecting the Ordinary Shares without the Company’s receipt of consideration, then equitable adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan; (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option; (iii) the number and/or class of securities subject to each outstanding restricted share unit or other share right award and the cash consideration (if any) payable per share and (iv) the number and/or class of securities subject to the Company’s outstanding repurchase rights under the Plan and the repurchase price payable per share. The adjustments shall be made by the Plan Administrator in such manner as the Plan Administrator deems appropriate, and those adjustments shall be final, binding and conclusive. In no event shall any such adjustments be made in connection with the conversion of one or more of the Company’s preferred shares into one or more of the Company’s ordinary shares.

ARTICLE II

OPTION GRANTS

2.1 Option Terms

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

(a) Exercise Price.

(i) The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per Plan Share on the option grant date.

(ii) The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section 4.7 and the documents evidencing the option, be payable in one or more of the following forms:

(A) cash or personal or cashier’s check made payable to the Company; and

(B) should the Plan Shares be listed for trading on any stock exchange at the time the option is exercised, then the exercise price may also be paid as follows:

(1)	Ordinary Shares valued at Fair Market Value on the Exercise Date and held by Optionee (or any other person or persons exercising the option) for the period (if any) necessary to avoid a charge to the Company’s earnings for financial reporting purposes; provided, however, that to the extent required by applicable law Optionee shall be required to pay to the Company an amount in cash equal to at least the aggregate par value for the Plan Shares for which the option is exercised; or

(2)	to the extent established by the Company and permitted by the Plan Administrator with respect to the Optionee, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (a) to a brokerage firm (reasonably satisfactory to the Company for purposes of administering such procedure in compliance with any applicable pre-clearance or pre-notification requirements) to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (b) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.

Except to the extent such cashless exercise procedure is utilized in connection with the option exercise, payment of the exercise price must accompany the Notice of Exercise delivered to the Company in connection with the option exercise.

(b) Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option grant. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

(c) Effect of Termination of Service.

(i) The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(A) Should the Optionee cease to remain in Service for any reason other than death, Disability or Misconduct, then the Optionee shall have a period of three (3) months from the date of such cessation of Service during which to exercise each outstanding option held by such Optionee.

(B) Should the Optionee’s Service terminate by reason of Disability, then the Optionee shall have a period of twelve (12) months from the date of such cessation of Service during which to exercise each outstanding option held by such Optionee.

(C) If the Optionee dies while holding an outstanding option, then the personal representative of his or her estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or the Optionee’s designated beneficiary or beneficiaries of that option shall have a twelve (12)-month period from the date of the Optionee’s death to exercise such option.

(D) Under no circumstances, however, shall any such option be exercisable after the specified expiration of the option term.

(E) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. No additional shares shall vest under the option following the Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with Optionee. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding.

(F) Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under the Plan, then all those options shall terminate immediately and cease to remain outstanding.

(ii) The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(A) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(B) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested Plan Shares for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

(d) Shareholder Rights. The holder of an option shall have no shareholder rights with respect to the shares subject to the option until such person shall (having exercised the option and paid the exercise price) have been entered in the Company’s register of members as the holder of the purchased shares.

(e) Limited Transferability of Options. An option shall be exercisable only by the Optionee during his or her lifetime and shall not be assignable or transferable other than by will or by the laws of inheritance following the Optionee’s death. However, a Non-Statutory Option may, to the extent permitted by the Plan Administrator, be assigned in whole or in part during the Optionee’s lifetime to one or more of the Optionee’s Family Members or to a trust established exclusively for the Optionee and/or one or more such Family Members, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

(f) Prior to the date the Company first becomes subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act, outstanding options under the Plan, together with the Plan Shares subject to those options during the period prior to exercise, shall not be the subject of any short position, put equivalent position (as such term is defined in Rule 16a-1(h) under the 1934 Act) or call equivalent position (as such term is defined Rule 16a-1(b) of the 1934 Act).

(g) Except as otherwise provided in subparagraph (e) above, until the date the Company first becomes subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act, outstanding options under the Plan, together with the Plan Shares subject to those options during the period prior to exercise, shall not be the subject of any pledges, gifts, hypothecations or other transfers, other than pursuant to the Company’s repurchase rights or in connection with a Change in Control of the Company in which such options shall terminate and cease to be outstanding.

2.2 Incentive Options.

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section 2.2, all the provisions of Article I, Article II and Article III, shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section 2.2.

(a) Eligibility. Incentive Options may only be granted to Employees.

(b) Dollar Limitation. The aggregate Fair Market Value of the Plan Shares (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Company or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).

To the extent the Employee holds two (2) or more of such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitations on the exercisability of those options as Incentive Options, such options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

(c) 10% Shareholder. If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per Plan Share on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

2.3 Change in Control

(a) Subject to Section 2.3(d), the shares subject to each option outstanding under the Plan at the time of a Change in Control shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the shares at the time subject to that option and may be exercised for any or all of those shares as fully vested shares. However, the shares subject to an outstanding option shall not vest on such an accelerated basis if and to the extent: (i) such option is assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction and any repurchase rights of the Company with respect to the unvested option shares are concurrently assigned to such successor corporation (or parent thereof) or otherwise continued in effect or (ii) such option is to be replaced with a cash retention program of the Company or any successor corporation which preserves the spread existing on the unvested option shares at the time of the Change in Control (the excess of the Fair Market Value of those shares over the aggregate exercise price payable for such shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule applicable to those unvested option shares but only if such replacement cash program would not result in treatment of the options as an item of deferred compensation subject to Code Section 409A or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

(b) Immediately following the consummation of the Change in Control, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

(c) Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control, had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Change in Control and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Company’s outstanding Ordinary Shares receive cash consideration for their Ordinary Shares in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding options under this Plan, substitute one or more shares of its own class of securities with a fair market value equivalent to the cash consideration paid per Ordinary Share in such Change in Control.

(d) The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to structure one or more options so that those options shall automatically accelerate and vest in full (and any repurchase rights of the Company with respect to the unvested shares subject to those options shall immediately terminate) upon the occurrence of a Change in Control or some other event (including, without limitation, an IPO), whether or not those options are to be assumed in the Change in Control or otherwise continued in effect. Without limiting the foregoing, in the event the Plan Administrator decides to automatically accelerate the vesting of the option upon a Change in Control or such other event (including, without limitation, an IPO), such acceleration terms shall be included in Optionee’s notice of grant at the time the option is granted.

(e) In the event that outstanding options accelerate and vest in full at the time of a Change in Control in which the consideration payable to the actual holders of Ordinary Shares is solely cash, each option that is outstanding immediately prior to the effective time of the Change in Control shall be cancelled in exchange for the right to receive per share subject to the option, an amount equal to the excess (if any) of the cash consideration payable to the holder of an Ordinary Share in the Change in Control over the exercise price per share of the option, less applicable withholding taxes. Any such cashout of the option shall be subject to compliance with Code Section 409A.

(f) The Plan Administrator shall also have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to structure such option so that the shares subject to that option will automatically vest on an accelerated basis should the Optionee’s Service terminate by reason other than death, Disability, or Misconduct within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which the option is assumed or otherwise continued in effect and the repurchase rights applicable to those shares do not otherwise terminate. Any option so accelerated shall remain exercisable for the fully-vested option shares until the expiration or sooner termination of the option term.

(g) The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the United States federal tax laws.

(h) The grant of options under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

2.4 Cancellation and Regrant of Options

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefore new options covering the same or different number of Plan Shares but with an exercise price per share based on the Fair Market Value per Plan Share on the new option grant date.

2.5 Financial Statements

In the event there are at any time five hundred (500) or more holders of outstanding options under the Plan, the Company shall provide to each such option holder, at the time the outstanding options first become held by five hundred (500) holders and at successive six (6)-month intervals thereafter, financial statements that meet the requirements of Rule 701(e)(4) under the 1933 Act and that are at the time of distribution not more than one hundred and eighty (180) days old. Such obligation shall continue until such time as the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act or (if earlier) no longer relies on the exemption from such reporting requirements provided by Rule 12h-1(g) under the 1934 Act.

ARTICLE III

SHARE ISSUANCE PROGRAM

3.1 Share Issuance Terms

Plan Shares may be issued under the Share Issuance Program through direct and immediate issuances without any intervening option grants. Each such share issuance shall be evidenced by a Share Issuance Agreement which complies with the terms specified below. Plan Shares may also be issued under the Share Issuance Program pursuant to share right awards or restricted share units.

(a) Issue Price

(i) The issue price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per Plan Share on the issue date.

(ii) Subject to the provisions of Section 4.7, Plan Shares may be issued under the Share Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(A) cash or check made payable to the Company,

(B) past services rendered to the Company (or any Parent or Subsidiary), or

(C) any other valid consideration under the Delaware General Corporation Law.

(b) Vesting Provisions

(i) Plan Shares issued under the Share Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. Plan Shares may also be issued under the Share Issuance Program pursuant to share right awards or restricted share units which entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units, including (without limitation) a deferred distribution date following the termination of the Participant’s Service.

(ii) Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested Plan Shares by reason of any share dividend, share split, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), recapitalization, combination of shares, exchange of shares or other similar change affecting the outstanding Ordinary Shares as a class without the Company’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested Plan Shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

(iii) The Participant shall have full shareholder rights with respect to any Plan Shares issued to the Participant under the Share Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. The Participant shall not have any shareholder rights with respect to the Ordinary Shares subject to a share right award or restricted share unit until that award or unit vests and the Plan Shares are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom Ordinary Shares, on outstanding share right awards or restricted share units, subject to such terms and conditions as the Plan Administrator may deem appropriate.

(iv) Should the Participant cease to remain in Service while holding one or more unvested shares issued under the Share Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of, then those shares shall be immediately surrendered to the Company for cancellation, and the Participant shall have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Company shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of Participant’s cessation of Service and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares by the applicable clause (i) or (ii) amount.

(v) The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested Plan Shares (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Plan Shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

(vi) Outstanding share right awards or restricted share units shall automatically terminate, and no Plan Shares shall actually be issued in satisfaction of those awards or units, if the performance goals or Service requirements established for such awards or units are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue vested Plan Shares under one or more outstanding share right awards or restricted share units as to which the designated performance goals or Service requirements have not been attained or satisfied.

3.2 Change in Control

(a) Upon the occurrence of a Change in Control, all outstanding repurchase rights under the Share Issuance Program shall terminate automatically, and the Plan Shares subject to those terminated rights shall immediately vest in full, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

(b) Each share right award or restricted share unit outstanding at the time of a Change in Control may be (i) assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of such Change in Control Transaction or (ii) replaced with a cash retention award which preserves the Fair Market Value of the Ordinary Shares underlying that award or unit at the time of the Change in Control and provides for subsequent payout of that dollar amount in accordance with the vesting schedule in effect for such award or unit at the time of the Change in Control. If any such share right award or restricted share unit is not so assumed or otherwise continued or replaced, then such award or unit shall vest immediately prior to the consummation of the Change in Control, and the Plan Shares subject to such award or unit shall become issuable in accordance with the applicable award agreement, unless such accelerated vesting is precluded by the limitation imposed in the award agreement.

(c) Each share right award or restricted share unit which is so assumed or otherwise continued in effect shall be adjusted immediately after the consummation of that Change in Control so as to apply to the number and class of securities into which the Plan Shares subject to the award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time. Appropriate adjustments shall also be made to the cash consideration (if any) price payable per share under each outstanding share right award or restricted share unit, provided the aggregate cash consideration payable for such securities shall remain the same. To the extent the actual holders of the Company’s outstanding Ordinary Shares receive cash consideration for their Ordinary Shares in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding share right awards or restricted share units, substitute one or more shares of its own class of securities with a fair market value equivalent to the cash consideration paid per Ordinary Share in such Change in Control transaction.

(d) In the event that outstanding share right awards or restricted share units accelerate and vest in full at the time of a Change in Control in which the consideration payable to the actual holders of Ordinary Shares is solely cash, each such award or unit that is outstanding immediately prior to the effective time of the Change in Control shall be cancelled in exchange for the right to receive per share subject to the award or unit, an amount equal to the cash consideration payable to the holder of an Ordinary Share in the Change in Control, less applicable withholding taxes. Any such cashout of the award or units shall be subject to compliance with Code Section 409A.

(e) The Plan Administrator shall have the discretionary authority to structure one or more unvested share issuances or one or more share right awards or restricted share units under the Share Issuance Program so that the Plan Shares subject to those issuances or awards or units shall automatically vest (or vest and become issuable) in whole or in part immediately upon the occurrence of a Change in Control (whether or not those awards or units are assumed in the Change in Control or otherwise continued in effect) or some other event (including, without limitation, an IPO) or upon the subsequent termination of the Participant’s Service by reason other than death, Disability or Misconduct within a designated period (not to exceed eighteen (18) months) following the effective date of a Change in Control transaction.

3.3 Share Escrow/Legends

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Company until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE IV

MISCELLANEOUS

4.1 Effective Date and Term of the Plan

(a) The Plan shall become effective when adopted by the Board, but no option granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Company’s shareholders. If such shareholder approval is not obtained within twelve (12) months after the date of the Board’s adoption of the Plan, then all options previously granted under the Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan. Subject to such limitation, the Plan Administrator may grant options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

(b) The Plan shall terminate upon the earliest of (i) the expiration of the ten (l0)-year period measured from the date the Plan is adopted by the Board, (ii) the date on which all shares available for issuance under the Plan shall have been issued as vested shares or (iii) the termination of all outstanding awards in connection with a Change in Control. All awards and unvested share issuances outstanding at the time of a clause (i) termination event shall continue to have full force and effect in accordance with the provisions of the documents evidencing those awards or issuances.

4.2 Amendment of the Plan

(a) The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to awards or unvested share issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require shareholder approval pursuant to applicable laws and regulations.

(b) Options may be granted under the Option Grant Program and awards and shares may be issued under the Share Issuance Program which are in each instance in excess of the number of Ordinary Shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained shareholder approval of an amendment sufficiently increasing the number of Ordinary Shares available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the first such excess grants or issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Company shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

4.3 Use of Proceeds

Any cash proceeds received by the Company from the sale of Plan Shares under the Plan shall be used for general corporate purposes.

4.4 Withholding

The Company’s obligation to deliver Plan Shares upon the exercise of any options granted under the Plan or upon the issuance or vesting of any shares issued under the Plan shall be subject to the satisfaction of all applicable tax and other withholding requirements.

4.5 Regulatory Approvals

The implementation of the Plan, the granting of any options under the Plan and the issuance of any Plan Shares (i) upon the exercise of any option or (ii) under the Share Issuance Program shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the Plan Shares issued pursuant to it.

4.6 No Employment or Service Rights

Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause, subject to local law and terms of any employment agreement.

4.7 Financing

The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Option Grant Program or the purchase price for shares issued under the Share Issuance Program by delivering a full-recourse promissory note payable in one or more installments which bears interest at a market rate and is secured by the purchased shares. In no event, however, may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any applicable income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

APPENDIX

The following definitions shall be in effect under the Plan:

“Board” shall mean the Company’s Board of Directors.

“Change in Control” shall mean (x) a change in ownership or control of the Company effected through any of the following transactions: (1) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the shareholders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the surviving entity’s voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred, excluding any consolidation or merger effected exclusively to change the domicile of the Company; (2) a shareholder approved sale, transfer or other disposition of all or substantially all of the Company’s assets in liquidation or dissolution of the Company; (3) the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders; or (4) any exclusive license (or substantially equivalent license or agreement) of all or substantially all of the material intellectual property and/or products of the Company (having a duration of all or substantially all of the life of the patents included in such license, if any), measured by reference to the earning power of such intellectual property or the gross revenues of such product, or (y) a change in ownership or control of Cordial effected through any of the following transactions: (1) any consolidation or merger of Cordial with or into any other corporation or other entity or person, or any other corporate reorganization, in which the shareholders of Cordial immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the surviving entity’s voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which Cordial is a party in which in excess of fifty percent (50%) of Cordial’s voting power is transferred, excluding any consolidation or merger effected exclusively to change the domicile of Cordial; (2) a shareholder approved sale, transfer or other disposition of all or substantially all of Cordial’s assets in liquidation or dissolution of Cordial; (3) the acquisition, directly or indirectly by any person or related group of persons (other than Cordial or a person that directly or indirectly controls, is controlled by, or is under common control with, Cordial), of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of Cordial’s outstanding securities pursuant to a tender or exchange offer made directly to Cordial’s shareholders; or (4) any exclusive license (or substantially equivalent license or agreement) of all or substantially all of the material intellectual property and/or products of Cordial (having a duration of all or substantially all of the life of the patents included in such license, if any), measured by reference to the earning power of such intellectual property or the gross revenues of such product.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

“Committee” shall mean a committee of one (1) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan. The initial Committee shall consist of one (1) Board member and shall be Osagie O. Imasogie.

“Company” shall mean Iroko Pharmaceuticals Inc., a company under the laws of the British Virgin Islands and any successor company or corporation to all or substantially all of the assets or voting shares of Iroko Pharmaceuticals Inc. which shall by appropriate action adopt the Plan.

“Cordial” shall mean Cordial Investments Inc., a company incorporated under the laws of the British Virgin Islands.

“Disability” shall mean the inability of Optionee or Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

“Employee” shall mean an individual who is in the employ of the Company (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

“Exercise Date” shall mean the date on which the Company shall have received written notice of the option exercise.

“Fair Market Value” per Plan Share on any relevant date shall be determined in accordance with the following provisions:

(i) If the Plan Share is at the time traded on a national market including the Nasdaq Global or Global Select Market, then the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by such market and published in The Wall Street Journal or such other source as the Plan Administration deems appropriate. If there is no closing selling price for the Plan Shares on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Plan Share is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per Plan Share on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Plan Share, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal or such other source as the Plan Administrator deems appropriate. If there is no closing selling price for the Plan Share on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Plan Share is not at the time listed on any national market or stock exchange, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate but shall in no event be less than the par value of the Plan Shares.

“Family Member” shall mean, with respect to a particular Optionee or Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

“Incentive Option” shall mean an option which satisfies the requirements of Code Section 422.

“IPO” shall mean an initial public offering of equity securities of the Company to investors on a public stock exchange.

“Misconduct” shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Company (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Company (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

“Non-Statutory Option” shall mean an option not intended to satisfy the requirements of Code Section 422.

“Ordinary Shares” shall mean the Company’s ordinary shares.

“Option Grant Program” shall mean the option grant program in effect under the Plan.

“Optionee” shall mean any person to whom an option is granted under the Plan.

“Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” shall mean any person who is issued Plan Shares under the Share Issuance Program or to whom restricted share units or share rights are awarded under such program.

“Plan” shall mean the Company’s 2012 Share Option/Share Issuance Plan, as set forth in this document.

“Plan Administrator” shall mean either the Board or the Committee acting in its capacity as administrator of the Plan. The initial Plan Administrator shall be a Committee comprised of one (1) Board member which shall be Osagie O. Imasogie.

“Plan Shares” shall mean the Ordinary Shares issued or issuable under the Plan.

“Service” shall mean the performance of services for the Company (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a non-Employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the award. For purposes of the Plan, an Optionee or Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Optionee or Participant no longer performs services in any of the foregoing capacities for the Company or any Parent or Subsidiary or (ii) the entity for which the Optionee or Participant is performing such services ceases to remain a Parent or Subsidiary of the Company, even though the Optionee or Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave, short or long term disability or other personal leave approved by the Company. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Company’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Optionee or Participant is on a leave of absence.

“Share Issuance Agreement” shall mean the agreement entered into by the Company and the Participant at the time of issuance of Ordinary Shares under the Share Issuance Program.

“Share Issuance Program” shall mean the share issuance program in effect under the Plan.

“Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

“10% Shareholder” shall mean the owner of shares (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company (or any Parent or Subsidiary).

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